Exhibit 15.1
(PricewaterhouseCoopers LLP Letterhead)
(Minneapolis, MN)
November 2, 2005
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated November 2, 2005, on our reviews of the interim consolidated financial statements of Imation Corp. (the Company) for the three and nine months ended September 30, 2005 and 2004, and included in the Company’s Form 10-Q for the quarter ended September 30, 2005, is incorporated by reference in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277, 333-35591, 333-38196, 333-66030 and 333-124634).
Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP